As filed with the Securities and Exchange Commission on March 7, 2017

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

RIGEL PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	94-3248524
(State of Incorporation)	(I.R.S. Employer Identification No.)

1180 Veterans Boulevard

South San Francisco, California

(Address of principal executive offices)

Rigel Pharmaceuticals, Inc. Inducement Plan

(Full titles of the plan)

Raul R. Rodriguez

President and Chief Executive Officer

Rigel Pharmaceuticals, Inc.

1180 Veterans Boulevard

South San Francisco, California 94080

(650) 624-1100

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

David Peinsipp

Cooley LLP

101 California Street, 5th Floor

San Francisco, California 94111-5800

(415) 693-2000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Common Stock (par value $0.001)	264,000	$2.64	$696,960	$80.78

(1)        Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Act”), this Registration Statement shall cover any additional shares of Common Stock that become issuable under the Registrant’s Inducement Plan by reason of any stock dividend, stock split, recapitalization or any other similar transaction without receipt of consideration which results in an increase in the number of shares of the Registrant’s outstanding Common Stock.

(2)         Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h) and Rule 457(c) under the Act. The offering price per share and aggregate offering price are based on the average of the high and low prices of the Registrant’s Common Stock as reported on The NASDAQ Global Market on March 1, 2017.

EXPLANATORY NOTE

The Registrant is filing this Registration Statement on Form S-8 for the purpose of registering an additional 264,000 shares of its common stock, par value $0.001 per share (the “Common Stock”), issuable to eligible persons under the Rigel Pharmaceuticals, Inc. Inducement Plan., as amended, which Common Stock is in addition to the shares of Common Stock registered on the Registrant’s Form S-8 filed on November 1, 2016 (File No. 333-214370) (the “Prior Form S-8”).

Pursuant to General Instruction E to Form S-8, the contents of the Prior Form S-8 are incorporated herein by reference and made a part hereof.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.              Incorporation of Documents by Reference.

The following documents have been filed by the Registrant with the Securities and Exchange Commission (the “Commission”) and are incorporated herein by reference:

•                       The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016, filed with the Commission on March 7, 2017;

•                      The Company’s Current Reports on Form 8-K filed with the Commission on January 30, 2017 (reporting under Item 8.01), January 31, 2017, February 8, 2017 and February 24, 2017 (reporting under Item 5.02); and

•                       The description of the Company’s Common Stock contained in the Company’s registration statement on Form 8-A filed with the Commission on October 3, 2000, including any amendments or reports filed for the purpose of updating such description.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits furnished on such form that relate to such items, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all of the shares of Common Stock offered have been sold or which deregisters all of such shares then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of the filing of such documents.

For purposes of this Registration Statement, any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.               Description of Securities.

Not applicable.

Item 5.                Interests of Named Experts and Counsel.

Not applicable.

Item 6.             Indemnification of Directors and Officers.

As permitted by Delaware law, the Registrant’s amended and restated certificate of incorporation provides that no director will be personally liable to the Registrant or the Registrant’s stockholders for monetary damages for breach of fiduciary duty as a director, except for liability:

•                  for any breach of the duty of loyalty to the Registrant or the Registrant’s stockholders;

•                  for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

•                  for unlawful payment of dividends or unlawful stock repurchases or redemptions under Section 174 of the Delaware General Corporation Law; and

•                  for any transaction from which the director derived an improper personal benefit.

The Company’s amended and restated certificate of incorporation further provides that the Registrant must indemnify the Registrant’s directors to the fullest extent permitted by Delaware law. In addition, the Registrant’s amended and restated bylaws provide that:

•                  the Registrant is required to indemnify the Registrant’s directors and executive officers to the fullest extent not prohibited by Delaware law, subject to limited exceptions;

•                  the Registrant may indemnify the Registrant’s other employees and agents as set forth in the Delaware General Corporation Law;

•                 the Registrant is required to advance expenses to the Registrant’s directors and executive officers as incurred in connection with legal proceedings against them for which they may be indemnified, against an undertaking by the indemnified party to repay such advances if it is ultimately determined that the indemnified party is not entitled to indemnification; and

•                  the rights conferred in the amended and restated bylaws are not exclusive.

The Company has entered into indemnification agreements with each of the Registrant’s directors and executive officers that require the Registrant to indemnify these individuals against expenses, witness fees, damages, judgments, fines and settlement amounts incurred by the director or officer in any action or proceeding, whether actual, pending or threatened, subject to certain limitations, to which any of these individuals may be made a party by reason of the fact that he or she is or was a director or an executive officer of the Registrant or is or was serving or at any time serves at the request of the Registrant as a director, officer, employee or other agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise.

Item 7.               Exemption from Registration Claimed.

Not Applicable.

Item 8.                Exhibits.

Exhibit Number

4.1(1)	Amended and Restated Certificate of Incorporation of the Company.

4.2(2)	Certificate of Amendment of the Restated Certificate of Incorporation of the Company.

4.3(3)	Amended and Restated Bylaws of the Company.

4.4(4)	Specimen Common Stock Certificate of the Company.

5.1	Opinion of Cooley LLP.

23.1	Consent of Independent Registered Public Accounting Firm.

23.2	Consent of Cooley LLP is contained in Exhibit 5.1 to this Registration Statement.

24.1	Power of Attorney is contained on the signature pages to this Registration Statement.

99.1(5)	Rigel Pharmaceuticals, Inc. Inducement Plan, as amended.

99.2(6)	Form of Stock Option Grant Notice, Option Agreement and Notice of Exercise under the Rigel Pharmaceuticals, Inc. Inducement Plan.

(1)         Document incorporated by reference to the Company’s Current Report on Form 8-K (No. 000-29889), filed with the Securities and Exchange Commission on June 24, 2003.

(2)         Document incorporated by reference to the Company’s Current Report on Form 8-K (No. 000-29889), filed with the Securities and Exchange Commission on May 29, 2012.

(3)         Document incorporated by reference to the Company’s Current Report on Form 8-K (No. 000-29889), filed with the Securities and Exchange Commission on February 2, 2007.

(4)         Document incorporated by reference to the Company’s Current Report on Form 8-K (No. 000-29889), filed with the Securities and Exchange Commission on June 24, 2003.

(5)         Document incorporated by reference to the Company’s Annual Report on Form 10-K (No. 000-29889), filed with the Securities and Exchange Commission on March 7, 2017.

(6)         Document incorporated by reference to the Company’s Current Report on Form 8-K (No. 000-29889), filed with the Securities and Exchange Commission on October 11, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of South San Francisco, State of California, on March 7, 2017.

RIGEL PHARMACEUTICALS, INC.

By:	/s/ Ryan D. Maynard
Ryan D. Maynard
Executive Vice President and Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Raul R. Rodriguez and Ryan D. Maynard, and each or any one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission (the “SEC”), and generally to do all such things in their names and behalf in their capacities as officers and directors to enable the registrant to comply with the provisions of the Securities Act and all requirements of the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Raul R. Rodriguez	President, Chief Executive Officer and Director	March 7, 2017
Raul R. Rodriguez	(Principal Executive Officer)

/s/ Ryan D. Maynard	Executive Vice President and Chief Financial Officer	March 7, 2017
Ryan D. Maynard	(Principal Financial and Accounting Officer)

/s/ Gary A. Lyons	Chairman of the Board of Directors	March 7, 2017
Gary A. Lyons

/s/ Bradford S. Goodwin	Director	March 7, 2017
Bradford S. Goodwin

/s/ Walter H. Moos	Director	March 7, 2017
Walter H. Moos

/s/ Keith A. Katkin	Director	March 7, 2017
Keith A. Katkin

/s/ Peter S. Ringrose	Director	March 7, 2017
Peter S. Ringrose

/s/ Stephen A. Sherwin	Director	March 7, 2017
Stephen A. Sherwin

EXHIBITS

Exhibit Number

4.1(1)	Amended and Restated Certificate of Incorporation of the Company.

4.2(2)	Certificate of Amendment of the Restated Certificate of Incorporation of the Company.

4.3(3)	Amended and Restated Bylaws of the Company.

4.4(4)	Specimen Common Stock Certificate of the Company.

5.1	Opinion of Cooley LLP.

23.1	Consent of Independent Registered Public Accounting Firm.

23.2	Consent of Cooley LLP is contained in Exhibit 5.1 to this Registration Statement.

24.1	Power of Attorney is contained on the signature pages to this Registration Statement.

99.1(5)	Rigel Pharmaceuticals, Inc. Inducement Plan, as amended.

99.2(6)	Form of Stock Option Grant Notice, Option Agreement and Notice of Exercise under the Rigel Pharmaceuticals, Inc. Inducement Plan

(1)         Document incorporated by reference to the Company’s Current Report on Form 8-K (No. 000-29889), filed with the Securities and Exchange Commission on June 24, 2003.

(2)         Document incorporated by reference to the Company’s Current Report on Form 8-K (No. 000-29889), filed with the Securities and Exchange Commission on May 29, 2012.

(3)         Document incorporated by reference to the Company’s Current Report on Form 8-K (No. 000-29889), filed with the Securities and Exchange Commission on February 2, 2007.

(4)         Document incorporated by reference to the Company’s Current Report on Form 8-K (No. 000-29889), filed with the Securities and Exchange Commission on June 24, 2003.

(5)         Document incorporated by reference to the Company’s Annual Report on Form 10-K (No. 000-29889), filed with the Securities and Exchange Commission on March 7, 2017.

(6)         Document incorporated by reference to the Company’s Current Report on Form 8-K (No. 000-29889), filed with the Securities and Exchange Commission on October 11, 2016.